Exhibit 23.3
RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     I consent to the incorporation of my report dated December 12, 2005 with respect to the financial statements of Chartwell International, Inc. included in the Company’s Pre-Effective Amendment No. 1 to Form SB-2.

RONALD R. CHADWICK, P.C.

Aurora, Colorado
February 27, 2007	/s/ Ronald R. Chadwick, P.C.